Ex-28.m

DISTRIBUTION PLAN OF

NATIONWIDE VARIABLE INSURANCE TRUST

Effective May 1, 2007;

Amended     , 2011*

Section 1. This Distribution Plan (the “Plan”) constitutes the distribution plan for the following classes of the series (each, a “Fund”) of Nationwide Variable Insurance Trust (formerly Gartmore Variable Insurance Trust) (the “Trust”):

Fund	Classes
NVIT Nationwide Fund	Class II
NVIT Emerging Markets Fund	Class II, Class VI
Gartmore NVIT International Equity Fund	Class II, Class VI
NVIT Multi-Manager Small Cap Growth Fund	Class II
NVIT Multi-Manager Small Company Fund	Class II
Gartmore NVIT Worldwide Leaders Fund	Class II, Class VI
NVIT Government Bond Fund	Class II
NVIT Money Market Fund	Class II
NVIT Multi-Manager Small Cap Value Fund	Class II
NVIT Multi-Manager International Value Fund	Class II, Class VI
NVIT S&P 500 Index Fund	Class II
NVIT Mid Cap Index Fund	Class II
Van Kampen NVIT Comstock Value Fund	Class II
NVIT Developing Markets Fund	Class II
NVIT Investor Destinations Aggressive Fund[1]	Class II, Class VI
NVIT Investor Destinations Moderately Aggressive Fund[1]	Class II, Class VI
NVIT Investor Destinations Capital Appreciation Fund[1]	Class II, Class VI
NVIT Investor Destinations Moderate Fund[1]	Class II, Class VI
NVIT Investor Destinations Balanced Fund[1]	Class II, Class VI
NVIT Investor Destinations Moderately Conservative Fund[1]	Class II, Class VI
NVIT Investor Destinations Conservative Fund[1]	Class II, Class VI
American Funds NVIT Growth Fund[2]	Class II
American Funds NVIT Global Growth Fund[2]	Class II
American Funds NVIT Asset Allocation Fund[2]	Class II
American Funds NVIT Bond Fund[2]	Class II
American Funds NVIT Growth-Income Fund[2]	Class II
NVIT Bond Index Fund	Class II
NVIT Small Cap Index Fund	Class II
NVIT Enhanced Income Fund	Class II
NVIT International Index Fund	Class II, Class VI, Class VIII

1

DISTRIBUTION PLAN OF

NATIONWIDE VARIABLE INSURANCE TRUST

Effective May 1, 2007;

Amended             , 2011*

NVIT Multi-Manager Large Cap Growth Fund	Class II
NVIT Multi-Manager Mid Cap Growth Fund	Class II
NVIT Multi-Manager International Growth Fund	Class II, Class VI
NVIT Core Bond Fund	Class II
NVIT Core Plus Bond Fund	Class II
Neuberger Berman NVIT Socially Responsible Fund	Class II
Neuberger Berman NVIT Multi Cap Opportunities Fund	Class II
NVIT Real Estate Fund	Class II
NVIT Cardinal Conservative Fund[3]	Class II
NVIT Cardinal Moderately Conservative Fund[3]	Class II
NVIT Cardinal Balanced Fund[3]	Class II
NVIT Cardinal Moderate Fund[3]	Class II
NVIT Cardinal Capital Appreciation Fund[3]	Class II
NVIT Cardinal Moderately Aggressive Fund[3]	Class II
NVIT Cardinal Aggressive Fund[3]	Class II
NVIT Multi-Manager Mid Cap Value Fund	Class II
NVIT Short Term Bond Fund	Class II
NVIT Multi-Manager Large Cap Value Fund	Class II
Templeton NVIT International Value Fund	Class II, Class VI
AllianceBernstein NVIT Global Fixed Income Fund	Class II, Class VI
Oppenheimer NVIT Large Cap Growth Fund	Class II
American Century NVIT Multi Cap Value Fund	Class II
NVIT Income Bond Fund	Class II
NVIT Growth Fund	Class II

*	As approved at the December 14, 2010 Board Meeting.

[1]	These Funds are collectively known as the “NVIT Investor Destinations Funds.”
[2]	These Funds are collectively known as the “American Funds NVIT Funds.”
[3]	These Funds are collectively known as the “NVIT Cardinal Funds.”

The Plan is adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (the “1940 Act”).

Section 2. Subject to the limitations on the payment of asset-based sales charges set forth in Section 2830 of the Conduct Rules of the National Association of Securities Dealers, Inc. (“NASD”), the Funds shall pay amounts not exceeding on an annual basis a maximum amount of:

DISTRIBUTION PLAN OF

NATIONWIDE VARIABLE INSURANCE TRUST

Effective May 1, 2007;

Amended             , 2011*

(a)	25 basis points (0.25%) of the average daily net assets of the Class II shares of each of the Funds, all of which will be considered a distribution fee.

(b)	25 basis points (0.25%) of the average daily net assets of the Class VI shares of the Gartmore NVIT Worldwide Leaders Fund, NVIT Emerging Markets Fund, NVIT International Index Fund, NVIT Multi-Manager International Value Fund, Gartmore NVIT International Equity Fund, NVIT Multi-Manager International Growth Fund, Templeton NVIT International Value Fund, AllianceBernstein NVIT Global Fixed Income Fund and each of the Investor Destinations Funds.

(c)	40 basis points (0.40%) of the average daily net assets of the Class VIII shares of NVIT International Index Fund.

These fees will be paid to Nationwide Fund Distributors LLC (the “Underwriter”) for activities or expenses primarily intended to result in the sale or servicing of Fund shares. Distribution fees may be paid to an Underwriter, to an insurance company or its eligible affiliates for distribution activities related to the indirect marketing of the Funds to the owners of variable insurance contracts (“contract owners”), or to any other eligible institution. As described above, a distribution fee may be paid pursuant to the Plan for services including, but not limited to:

(i)	Underwriter services including (1) distribution personnel compensation and expenses, (2) overhead, including office, equipment and computer expenses, supplies and travel, (3) procurement of information, analysis and reports related to marketing and promotional activities and (4) expenses related to marketing and promotional activities;

(ii)	Printed documents including (1) fund prospectuses, statements of additional information and reports for prospective contract owners and (2) promotional literature regarding the Fund;

(iii)	Wholesaling services by the Underwriter or the insurance company including (1) training, (2) seminars and sales meetings and (3) compensation;

(iv)

Life insurance company distribution services including (1) fund disclosure documents and reports (2) variable insurance marketing materials, (3) Fund sub-account performance figures, (4) assisting prospective contract

DISTRIBUTION PLAN OF

NATIONWIDE VARIABLE INSURANCE TRUST

Effective May 1, 2007;

Amended             , 2011*

owners with enrollment matters, (5) compensation to the salesperson of the variable insurance contract and (6) providing other reasonable help with the distribution of Fund shares to life insurance companies; and

(v)	Life insurance company contract owner support.

No provision of the Plan shall be interpreted to prohibit any payments by a Fund with respect to shares of such Fund during periods when the Fund has suspended or otherwise limited sales of such shares.

Section 3. This Plan shall not take effect until it has been approved by a vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of each of the Funds, if adopted after any public offering of such shares, and by the vote of the Board of Trustees of the Trust, as described in Section 4 of the Plan.

Section 4. This Plan shall not take effect with respect to a class of a Fund until it has been approved, together with any related agreements, by votes of the majority of both (a) the Board of Trustees of the Trust and (b) those Trustees of the Trust who are not “interested persons” (as defined in the 1940 Act) of the Trust and who have no direct or indirect financial interest in the operation of this Plan or any agreements related to this Plan (the “Rule 12b-1 Trustees”), cast in person at a meeting called for the purpose of voting on this Plan or such agreements.

Section 5. Unless sooner terminated pursuant to Section 7 or 8, this Plan shall continue in effect with respect to the class of a Fund for a period of one year from the date it takes effect with respect to such class and thereafter shall continue in effect so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Section 4.

Section 6. Any person authorized to direct the disposition of monies paid or payable by a Fund pursuant to this Plan or any related agreement shall provide to the Board and the Board shall review at least quarterly a written report of the amounts so expended and the purposes for which such expenditures were made.

Section 7. This Plan may be terminated as to a class of a Fund at any time by vote of a majority of the Rule 12b-1 Trustees, or by vote of a majority of the outstanding affected class of such Fund.

Section 8. Any agreement with any person relating to the implementation of this Plan shall be in writing, and shall provide:

DISTRIBUTION PLAN OF

NATIONWIDE VARIABLE INSURANCE TRUST

Effective May 1, 2007;

Amended             , 2011*

A.	That such agreement may be terminated at any time with respect to a Class, without payment of any penalty, by vote of a majority of the Rule 12b-1 Trustees or by a vote of a majority of the outstanding Class Shares of the Fund on not more than 60 days written notice to any other party to the agreement; and

B.	That such agreement shall terminate automatically in the event of its assignment.

Section 9. This Plan may not be amended to increase materially the amount of distribution expenses of a Fund provided for in Section 2 hereof, unless such amendment is approved in the manner provided in Section 3 hereof. No material amendment to this Plan shall be made unless approved in the manner provided for approval of this Plan in Section 4 hereof.

Section 10. The provisions of the Plan are severable for each class of shares of the Funds and any action required hereunder must be taken separately for each class covered hereby.